UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2023

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	LMST	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2023, Limestone Bancorp, Inc. (the “Company”) completed its merger transaction with Peoples Bancorp Inc. (“PEBO”) in accordance with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated October 24, 2022, between the Company and PEBO.  In the merger transaction, the Company merged with and into PEBO effective at 11:58 p.m. on April 30, 2023 (the “Holding Company Merger”) and, immediately thereafter, effective at 11:59 p.m. on April 30, 2023, the Company’s banking subsidiary, Limestone Bank, Inc., merged with and into PEBO’s banking subsidiary, Peoples Bank (the “Bank Merger” and, together with the Holding Company Merger, the “Merger Transaction”).  By virtue of the Merger Transaction, PEBO acquired all of the assets, and succeeded to all of the obligations, of the Company, and Peoples Bank acquired all of the assets, and succeeded to all of the obligations, of Limestone Bank, Inc.

At the effective time of the Holding Company Merger, all unvested restricted stock awards granted under the Company’s 2018 Omnibus Equity Compensation Plan became fully vested, and the outstanding common shares and non-voting common shares of the Company (collectively, the “Company Common Stock”) were converted into the right to receive shares of common stock of PEBO.  The exchange ratio in the Holding Company Merger was 0.90 shares of common stock of PEBO for each share of Company Common Stock (the “Merger Consideration”). Each shareholder of the Company who would otherwise be entitled to receive a fraction of a share of PEBO common stock (after taking into account all shares of the Company owned by such shareholder at the effective time of the Holding Company Merger) will receive cash (rounded to the nearest cent), without interest, in an amount equal to the fractional share of PEBO common stock to which such shareholder would otherwise be entitled to multiplied by the average closing sale price of PEBO common shares on the Nasdaq Global Select Market® as reported in The Wall Street Journal for the 5 consecutive full trading days ending with the trading day immediately preceding the effective date of the Holding Company Merger ($25.882).

The description of the Merger Transaction and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 25, 2022, and is incorporated by reference herein, and the Joint Proxy Statement of the Company and PEBO, which also constituted the Prospectus of PEBO, the Company filed with the SEC on Schedule 14A on January 10, 2023.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Nasdaq Stock Market LLC (“Nasdaq”) has been notified that the Holding Company Merger was effective at 11:58 p.m., Eastern Time, on April 30, 2023. Prior to the Merger Transaction, Nasdaq maintained the principal listing for common shares of the Company on The Nasdaq Stock Market.  The Company requested Nasdaq to withdraw the common shares of the Company from listing on The Nasdaq Stock Market prior to the opening of trading on May 1, 2023 and to file with the SEC a notification of removal from listing on Form 25 to delist the Company’s common shares from The Nasdaq Stock Market and to deregister the Company’s common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.  As a result, the Company’s common shares will no longer be listed on The Nasdaq Stock Market.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Upon the effective time of the Holding Company Merger, shareholders of the Company immediately prior to the Holding Company Merger ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01	Change in Control of Registrant.

The information set forth above under Item 2.01 of this Current Report on Form 8-K and below under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Upon the effective time of the Holding Company Merger, the Company and PEBO merged pursuant to the Merger Agreement, with PEBO as the surviving corporation and, accordingly, a change in control of the Company occurred.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

By virtue of the Merger Transaction described in Item 2.01, each of the directors and executive officers of the Company and the Bank ceased serving as a director or executive officer on April 30, 2023 at the effective times of the Holding Company Merger and the Bank Merger, respectively.  In accordance with the Merger Agreement, and the corresponding Agreement and Plan of Merger, dated October 24, 2022, between Limestone Bank, Inc. and Peoples Bank, the directors and executive officers of PEBO and Peoples Bank remain the respective directors and executive officers of PEBO and Peoples Bank as the entities surviving the Merger Transaction.

In the Merger Agreement, PEBO has agreed, subject to its standard corporate governance practices and standard director evaluation process, to appoint Glenn Hogan, who served as the Chairman of the Board of the Company prior to the Merger Transaction, as a director of PEBO upon completion of the Merger Transaction, and to nominate and recommend Mr. Hogan for election at the next applicable annual meeting of the shareholders of PEBO to serve for a one-year term.

Within ten (10) business days following the Merger Transaction, PEBO will pay each of the Company’s executive officers (John Taylor, Phil Barnhouse, and John Davis) a severance payment calculated in accordance with his respective Employment Agreement with the Company and/or Limestone Bank, Inc., dated April 24, 2019. In addition, Joseph Seiler will receive a payment within ten (10) business days following the Merger Transaction in exchange for a general release against the Company and its successors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03.

At the effective time of the Holding Company Merger, the Company ceased to exist and PEBO continued as the surviving corporation. The Articles of Incorporation of PEBO and the Regulations of PEBO, as amended and in effect immediately prior to the effective time of the Holding Company Merger, remained, as amended, the Articles of Incorporation and Regulations of PEBO as the surviving corporation in the Holding Company Merger. Consequently, the articles of incorporation and bylaws of the Company ceased to be in effect upon completion of the Holding Company merger.

Copies of the Articles of Incorporation of PEBO, as amended and in effect, are included as Exhibits 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g) and 3.1(h), and of the Regulations of PEBO, as amended and in effect, as Exhibit 3.2 hereto, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated October 24, 2022 between Limestone Bancorp, Inc. and Peoples Bancorp Inc. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Limestone Bancorp, Inc. filed on October 25, 2022
3.1	Amended Articles of Incorporation of Peoples Bancorp Inc. (representing the Amended Articles of Incorporation in compiled form incorporating all amendments). [For purposes of SEC reporting compliance only - not filed with Ohio Secretary of State] Incorporated herein by reference to Exhibit 3.1(h) to Quarterly Report on Form 10-Q of Peoples Bancorp Inc. for the quarterly period ended June 30, 2021 (Commission File No. 000-16772)
3.2	Code of Regulations of Peoples Bancorp Inc. (This document represents the Code of Regulations of Peoples Bancorp Inc. in compiled form incorporating all amendments.) Incorporated herein by reference to Exhibit 3.2 to the Current Report of Peoples Bancorp Inc. on Form 8-K dated and filed on June 28, 2018 Form 8-K. (Commission File No. 000-16772)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEOPLES BANCORP INC. (as the successor by merger to Limestone Bancorp, Inc.)

Date: May 1, 2023	By	/s/ M. Ryan Kirkham
M. Ryan Kirkham
Executive Vice President, General Counsel

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